UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2005 (June 7, 2005)

RITE AID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices)

(717) 761-2633

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On June 7, 2005, Rite Aid Corporation (NYSE, PCX: RAD) announced that it has called for redemption all of its outstanding $150,000,000 aggregate principal amount of 11¼% Senior Notes due 2008 (CUSIP No. 767754AW4) (the "Notes"). The Notes will be redeemed at a redemption price of 105.625% of the principal amount thereof plus accrued interest up to, but excluding, the redemption date of July 15, 2005 (the "Redemption Date"). All interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

A copy of the press release announcing the redemption of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1    Press Release dated June 7, 2005 issued by Rite Aid Corporation.

RITE AID CORPORATION

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RITE AID CORPORATION
(Registrant)
Date: June 8, 2005	By:
/s/ ROBERT B. SARI Name: Robert B. Sari Title: Senior Vice President, General Counsel and Secretary